(e) Certification under
Rule 466

Certification under Rule 466

     The Depositary, Citibank, N.A., represents and certifies the following:

     (1) That it previously had filed a Registration Statement on Form F-6 (Cemex, S.A. DE C.V., File No. 333-11338), which the Commission declared effective, with terms of deposit identical to the terms of this Registration Statement.

     (2) That its ability to designate the date and time of effectiveness under Rule 466 has not been suspended.

Citibank, N.A., as Depositary

By:	/s/ Patricia Brigantic

Name:	Patricia Brigantic
Title:	Director and Counsel